                                                                Exhibit No. 10.7

                           Ministry of Communications
                            of the Russian Federation


                                     LICENCE
                                    NO. 4437

                  In accordance with the Law on Communications,
         the Ministry of Communications of the Russian Federation allows the conduct of telecommunications operations to the



                           CLOSED JOINT-STOCK COMPANY
                                  "TELEPORT-TP"

                      -----------------------------------


Registered address:

         VVTs [National Exhibition Centre], Prospekt Mira, Moscow 129223

Type of activity:

                    LEASING OUT OF TELECOMMUNICATION CIRCUITS

        The terms and conditions for conducting the said type of activity and territory of operations are contained in an addendum
              which is an inalienable part of the present Licence.


Licence Expiry date                          28.10.20014

Commencement of operations
(no later than)                              04.10.1996

Date of licence registration
in the Unified Register for
Telecoms Licenses                            04.10.1996

FIRST DEPUTY FEDERAL MINISTER
OF COMMUNICATIONS                            A. E. KRUPNOV

                                                                Exhibit No. 10.7

                 TERMS AND CONDITIONS FOR CONDUCTING OPERATIONS
                             UNDER LICENCE NO. 4437


         1. The Closed Joint-Stock Company, Teleport-TP (Licence Holder), is authorised by the present Licence to lease out long-distance and international communication circuits and trunks, and channels for TV signal transmission on the territory stated in Clause 34. The total number of voice frequency (main digital) circuits, including those forming the part of digital trunks and channels for the TV transmission is 1000.

         The Regions of the Russian Federation connected by the long-distance communication circuits and which are terminals for organisation of international communication circuits and trunks are cited in Clause 34.

         2. The Licence Holder shall, by the end of the third year of operations, provide the possibility of leasing out at least 70 percent of the total number of communication circuits, cited in Clause 1 of the present Licence.

         3. The Licence Holder shall lease out communication circuits and trunks only for the purpose of creation of telecommunication networks, subject to their owners holding relevant licences granted by the Ministry of Communications of the Russian Federation; as well as possessing business networks lacking access to the public network of the Russian Federation.

         4. Discharge of telecommunication services using radio-electronic equipment is allowed only upon a receipt of a permit from the National Telecommunications Oversight Agency of the Russian Federation for the use of working frequencies and for the provision of electromagnetic compatibility with existing radio-electronic equipment.

         The use of frequency bands for earth stations of the Licence Holder's satellite network is allowed only on the basis of a decision by the State Radio-Frequency Committee (GKRCh) under the Ministry of Communications of the Russian Federation.

         5. Procedure for gaining access to the space segment of the Eutelsat satellite communications system and settlements for its use are conducted through the state enterprise Kosmicheskaya Sviaz (Space Communication) at an agreed rate and at the Licence Holder's expense; procedure for gaining access to space segments of other systems of satellite communications and settlements for their use are conducted by the Licence Holder independently.

         6. Co-ordination of the working modes of the earth stations with the telecommunications authorities concerned and provision of their electromagnetic compatibility is conducted in accordance with the established procedure at the expense of the Licence Holder.

                                                                Exhibit No. 10.7

         7. When using the space segments of the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnic, the Licence Holder shall honour the rules and regulations stated in the appropriate international agreements entered into by the Russian Federation relating to the use of the space segments of these organisations.

         8. When using the space segments constructed and operated by the organisations other than the international satellite organisations Intelsat, Eutelsat, Inmarsat and Intersputnic, the Licence Holder shall honour the recommendations adopted by the competent bodies of international satellite organisations within the co-ordinating framework of the said space segments.

         9. The Licence Holder may lease telecommunication circuits and physical public network lines at tariffs applicable to the given category of customers.

         10. The Licence Holder's network shall be managed from the territory of the Russian Federation.

         11. The Licence Holder shall discharge the telecommunication services provided for under the present Licence twenty-four hours a day, every day without intervals, except for the duration of essential maintenance work and check-ups which shall be planned in advance for the period when minimum damage is likely to be caused to the customers.

         12. The Licence Holder shall discharge to the customers telecommunication services whose quality meets the standards, technical norms, certificates and conditions of the agreement for the discharge of telecommunication services.

         13. The Licence Holder is answerable to its customers if it fails to meet its obligations or if it does not meet them up to the required standard, in accordance with the procedures stipulated by the existing legislation of the Russian Federation.

         14. The Licence Holder shall honour any demands by the Ministry of Communications of the Russian Federation relating to the procedure of traffic transit and discharge of services.

         In cases stipulated by the Legislation of the Russian Federation, centralised management of the Licence Holder's network shall be conducted directly by the Ministry of Communications of the Russian Federation.

         15. The Licence Holder shall, upon the Ministry of Communications' request, make available information relating to the network's technical state and development prospects, the conditions for the discharge of services and current tariffs.

         16. In case of natural calamities, quarantine and other force majeure situations

                                                                Exhibit No. 10.7

         stipulated by the legislation of the Russian Federation, the authorised state bodies shall enjoy top priority for the use as well as the suspension of the operations of the Licence Holder's network and equipment.

         17. The Licence Holder shall give overriding priority to all messages concerning the safety of human lives at sea, on land, in the air and in space, the conduct of emergency measures in the spheres of defence, security and law and order protection in the Russian Federation, and also to the messages of major accidents, disasters, epidemics, epizootics and natural calamities.

         18. The Licence Holder's technical means may be created subject to the availability of designed documents drafted in accordance with the Construction Standards and Rules (SNiP) and the Departmental Technological Design Standards (VNTP) applied in the Russian Federation and co-ordinated in accordance with the established procedure.

         19. The operation of the technical equipment of the Licence Holder shall be conducted in accordance with the existing standards and regulations of the Ministry of Communications of the Russian Federation.

         20. Tariffs for telecommunications services shall be set on negotiable basis. In cases stipulated by the legislation of the Russian Federation, tariffs for some telecommunications services discharged by telecommunications enterprises could be regulated by the government.

         21. All costs connected with the design and construction of Licence Holder's technical communication equipment, shall be borne by the Licence Holder.

         22. Individual categories of civil servants, diplomatic and consulate representatives of foreign states, representatives of international organisations and also individual groups of citizens are entitled to discounts and benefits in terms of priority, procedures and tariffs when using telecommunications services.

         The list of benefits as well as the categories of civil servants and members of the public entitled to discounts and benefits is determined by the legislation of the Russian Federation and normative and legal acts of its republics and regions, and also by the international agreements and treaties entered into by the Russian Federation.

         23. Use of telecommunications equipment is subject to the availability of a certificate from the Ministry of Communications of the Russian Federation.

         The discharge of telecommunications services may commence subject to the availability of a permit for operating the network from the National Telecommunications Oversight Agency of the Russian Federation.

                                                                Exhibit No. 10.7

         24. The Licence Holder shall not obstruct the audits by the National Telecommunications Oversight Agency of the Russian Federation of the technical parameters of the telecommunications network and, when necessary, shall grant the Agency access to its measuring equipment with a view to its use in the said audits.

         25. The Licence Holder shall honour the confidentiality of communications. Information on any messages passed through the Licence Holder's telecommunications network as well as the messages themselves, may be disclosed only to the senders or addressees or their legal representatives.

         Monitoring of telephone conversations and other messages, receiving information about them, and also other infringements of the confidentiality of telecommunications may be permitted solely in accordance with the existing legislation of the Russian Federation.

         26. In developing, constructing and operating its telecommunications network, the Licence Holder shall, in accordance with the legislation of the Russian Federation, assist all bodies conducting operational and search activities by allowing them to conduct such activities inside the network, and take all necessary measures to prevent the disclosure of organisational and tactical methods used during the conduct of the said activities.

         In the event of the use of the communications equipment for criminal purposes resulting in damage to the interests of the individual, society and the state, authorised government bodies, in accordance with the legislation of the Russian Federation, may suspend the work of the Licence Holder's networks and equipment.

         The leasing out of telecommunications circuits may go ahead only after the requirements have been met in accordance with the Law of the Russian Federation on Operational and Search Activity in the Russian Federation.

         27. The Licence Holder shall take all necessary measures to prevent any unauthorised interference in the management of the created network and unauthorised control over its operation.

         28. The Licence shall be regulated, interpreted and implemented in accordance with the existing legislation of the Russian Federation.

         29. The Licence Holder shall conduct its operations in accordance with the existing legislation of the Russian Federation and normative acts issued by the Ministry of Communications of the Russian Federation.

         30. The Ministry of Communications of the Russian Federation reserves the right to introduce amendments to the present Licence due to changes in the existing legislation of the Russian Federation.

         31. The Licence Holder shall provide local statistical bodies and the Ministry of

                                                                Exhibit No. 10.7

         Communications of the Russian Federation with periodic and annual statistical reports relating to telecommunications in accordance with the procedures established by the State Committee for Statistics.

         Any breach in the procedure of the presentation of the statistical reports shall entail an administrative penalty in accordance with the existing legislation.

         32. The Licence is non-transferable.

         33. The Licence shall be registered within thirty days of issue with the territorial directorate of the National Telecommunications Oversight Agency of the Russian Federation.

         The Licence Holder shall, in the event of any change to its postal address, banking details or telephone number, within seven days advise the Ministry of Communications of the Russian Federation and the territorial directorate of the National Telecommunications Oversight Agency of the Russian Federation.

         34. Territory of operations.

         No.             Regions                         Capacity
         ---             -------                         --------
                         Republics:
         1.              Bashkortostan                   50
         2.              Buriatia                        30
         3.              Kalmykia                        50
         4.              Karelia                         50
         5.              Sakha (Yakutia)                 20
         6.              Udmurtia                        20
                         Krais (Territories)
         7.              Altaiskiy                       20
         8.              Primorskiy                      20
         9.              Krasnodarskiy                   60
         10.             Krasnoyarskiy                   30
         11.             Khabarovskiy                    20
                         Oblasts (Regions)

                                                                Exhibit No. 10.7


12.             Archangel                            20
13.             Astrakhan                            30
14.             Volgograd                            30
15.             Voronezh                             20
16.             Irkutsk                              30
17.             Kaliningrad                          20
18.             Murmansk                             30
19.             Nizhniy Novgorod                     30
20.             Novossibirsk                         20
21.             Omsk                                 20
22.             Orenburg                             30
23.             Perm                                 30
24.             Rostov                               50
25.             Samara                               50
26.             Sverdlovsk                           50
27.             Tomsk                                20
28.             Tyumen                               20
29.             Cheliabinsk                          20
                Cities
30.             Moscow                               150
31.             St. Petersburg                       30

35. The validity of the Licence No. 386 of 28 October 1994 is terminated from the day of registration of the present Licence.

First Deputy
Federal
Minister of Communications                     A. E. Krupnov

                                                                Exhibit No. 10.7

Head of Licensing
Department                          N.M. Popov

(Signatures and Ministerial Seal applied)

                                                                Exhibit No. 10.7

THIS DOCUMENT WAS ORIGINALLY DRAFTED IN RUSSIAN. THE COMPANY REPRESENTS THAT THIS ENGLISH TRANSLATION REPRESENTS A FAIR AND ACCURATE TRANSLATION OF THE ORIGINAL.

  /s/    CONOR CARROLL
----------------------------------------------
         CONOR CARROLL
         VICE PRESIDENT - BUSINESS DEVELOPMENT